UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2017

QUANTUM MATERIALS CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-52956	20-8195578
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3055 Hunter Road San Marcos, TX	78666
(address of principal executive offices)	(zip code)

713-817-2675
(registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

See Item 8.01 below.

Item 8.01 Other Events

Our joint venture partner, The Guanghui Technology Group (“GTG”) and Quantum Materials Asia Co., Ltd. (“QMA”) today released a press release through our investor relations, SD Torrey Hills Capital. This press release reported an investment by the China Government Guidance Fund of $21.8 million US dollars in GTG and QMA. Quantum owns a 25% interest in QMA. Quantum has the right to 50% of the profit distributions from QMA. Quantum also manages QMA and has 50% of the board membership in QMA.

As previously disclosed in a press release of January 27, 2016, the QMA joint venture will be registered in Hong Kong. The investment by China Government Guidance Fund described above in GTG and QMA together with Quantum Materials patented mass-productions quantum dot manufacturing technology will enable QMA to start supplying quantum dots to clients in the display, lighting and solar industries.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description

99.1	Press release of The Guanghui Technology Group and Quantum Materials Asia Co., Ltd. dated January 30, 2017. (Filed herewith.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM MATERIALS CORP.

Dated: January 30, 2017	/s/ Stephen A. Squires
STEPHEN A. SQUIRES President and CEO